UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 11, 2014

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Blvd, Suite 300, Northbrook, IL 60062

(Address of principal executive offices) (Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, the Board of Directors (the “Board”) of KapStone Paper and Packaging Corporation (the “Company”) adopted the KapStone Paper and Packaging Corporation Deferred Compensation Plan (the “Plan”).  The effective date of the Plan is January 1, 2015.  The following is a summary of the significant terms of the Plan.

The Plan is an unfunded, nonqualified deferred compensation program sponsored by the Company to provide the opportunity to defer compensation to a designated select group of management and highly compensated employees.  Participants may defer up to 50% of their annual base salary and up to 80% of their bonuses. In its discretion, the Company may credit additional contributions to the account of any or all participants in the Plan.  A participant is 100% vested at all times in all amounts credited to his or her account.  Amounts credited to a participant’s account will be adjusted to reflect earnings or losses of investment benchmarks selected by the participant from available options.  Distributions are made in connection with a participant’s death, disability or separation from service or upon a date specified by the participant.

The foregoing description is qualified in its entirety by reference to the KapStone Paper and Packaging Corporation Deferred Compensation Plan, which is comprised of the documents included as Exhibits 10.1 and 10.2 hereto.

Item 8.01          Other Events.

On December 16, 2014, the Company announced that its Board of Directors had approved a regular quarterly cash dividend of $0.10 per share on its common stock, The dividend of $0.10 per share will be paid on January 12, 2015 to shareholders of record as of December 30, 2014. The press release is furnished as Exhibit 99.1 hereto.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

10.1        KapStone Paper and Packaging Corporation Deferred Compensation Plan

10.2        Adoption Agreement for the KapStone Paper and Packaging Corporation Deferred Compensation Plan

99.1        Press release dated December 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 16, 2014

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Andrea K. Tarbox
Name:	Andrea K. Tarbox
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	KapStone Paper and Packaging Corporation Deferred Compensation Plan

10.2	Adoption Agreement for the KapStone Paper and Packaging Corporation Deferred Compensation Plan

99.1	Press release dated December 16, 2014